EXHIBIT 99.2

                             SUBSCRIPTION AGREEMENT


         Paragon Acquisition Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware, (the "Corporation"), hereby agrees to issue and sell to PAR Holding Company, LLC (the "LLC") and the LLC hereby agrees to purchase from the Corporation, 2,900,000 shares of the Corporation's Common Stock, $.01 par value, for a total amount of $150,000. Said consideration shall be payable as follows:

         (i) $75,000 upon execution of this Agreement, and (ii) the issuance of a promissory note for $75,000 payable on or before July 31, 1996. Upon receipt of the aforesaid consideration, the Corporation shall deliver to the LLC a certificate representing, in the aggregate, the shares of the Corporation's Common Stock to be issued and sold as set forth above.

         The LLC hereby represents that it is acquiring such shares for investment purposes and not with a view to the resale or distribution thereof.

         IN WITNESS WHEREOF, each of the parties has caused this subscription agreement to be executed on the 25th day of June, 1996.

                                     Paragon Acquisition Company, Inc.



                                     By:  /s/ Mitchell Kuflik
                                        ------------------------------------
                                        Mitchell Kuflik, President




                                     PAR Holding Company, LLC



                                     By:  /s/ Robert Sobel
                                        ------------------------------------
                                        Robert Sobel, Managing Member


                                                                 Exhibit 99.2(i)

                                  AMENDMENT TO

                             SUBSCRIPTION AGREEMENT


         The Subscription Agreement by and between Paragon Acquisition Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware, (the "Corporation"), and PAR Holding Company, LLC (the "LLC"), dated the 25th day of June, 1996, is hereby amended in its entirety as follows:

         "Paragon Acquisition Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware, (the "Corporation"), hereby agrees to issue and sell to PAR Holding Company, LLC (the "LLC") and the LLC hereby agrees to purchase from the Corporation, 2,900,000 shares of the Corporation's Common Stock, $.01 par value, for a total amount of $150,000. Said consideration shall be payable as follows:

         (i) $75,000 upon execution of this Agreement, and (ii) the issuance of a promissory note for $75,000 payable on demand. Upon receipt of the aforesaid consideration, the Corporation shall deliver to the LLC a certificate representing, in the aggregate, the shares of the Corporation's Common Stock to be issued and sold as set forth above.

         The LLC hereby represents that it is acquiring such shares for investment purposes and not with a view to the resale or distribution thereof."

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed as of the 14th day of July, 1996.


                                     By:  /s/ Mitchell Kuflik
                                        ------------------------------------
                                        Mitchell Kuflik, President




                                     PAR Holding Company, LLC



                                     By:  /s/ Robert Sobel
                                        ------------------------------------
                                        Robert Sobel, Managing Member